Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Critical Metals Corp. on Form F-3 of our report dated October 3, 2025, relating to the consolidated financial statements of Critical Metals Corp. appearing in Amendment No. 1 to the Annual Report on Form 20-F for the year ended June 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Houston, Texas

February 23, 2026